United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 13, 2024

Date of Report (Date of earliest event reported)

A SPAC II Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40318	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

289 Beach Road #03-01 Singapore 199552	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6818 5796

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, one-half of one redeemable warrant and one right to receive one-tenth of one Class A ordinary share	ASCBU	The Nasdaq Global Market LLC
Class A ordinary shares included as part of the units	ASCB	The Nasdaq Global Market LLC
Rights included as part of the units	ASCBR	The Nasdaq Global Market LLC
Warrants included as part of the units	ASCBW	The Nasdaq Global Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 13, 2024, A SPAC II Acquisition Corp. (the “Company”) received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company did not comply with the minimum 400 total shareholders requirement for continued listing on the Nasdaq Global Market, and had failed to regain compliance with Nasdaq Listing Rule 5450(a)(2) during the extension period which ended on September 11, 2024. The Company has until September 20, 2024 to request a hearing before the Nasdaq Hearings Panel (the “Panel”). If the Company does not request a hearing before the Panel by that date, trading in its securities will be suspended at the opening of business on September 24, 2024 and a Form 25 NSE will be filed with the Securities and Exchange Commission (“SEC”) removing the securities from listing and registration on The Nasdaq Stock Market. In the event the Company’s securities are delisted from Nasdaq, its securities are expected to trade over-the-counter. In that case, the Company intends to apply to list on Nasdaq in connection with the closing of a potential business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A SPAC II ACQUISITION CORP.

Dated: September 19, 2024

	By:	/s/ Serena Shie
		Name:	Serena Shie
		Title:	Chief Executive Officer

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